UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 8, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 5, 2024, Yield10 Bioscience, Inc. (the "Company") issued a promissory note (the "Note") in the principal amount of $3 million, secured by all of the Company's assets, to Nuseed Nutritional US Inc. ("Nuseed"). Effective November 7, 2024, the Company and Nuseed amended the Note to provide that should the Company fail to obtain the Requisite Seller Vote (as defined in the Asset Purchase Agreement between the Company and Nuseed dated October 1, 2024) approving the adoption of the Asset Purchase Agreement by December 2, 2024, an event of default shall occur under the Note, such that the Note will accelerate and all of the $3,000,000 currently due under the Note along with unpaid accrued interest shall become immediately due and payable.
The Note and Amendment No. 1 to the Note, are attached as exhibits to this Form 8-K, and descriptions of each document are qualified by reference to such exhibits.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
On November 8, 2024, the Company called to order its Special Meeting of Stockholders, (the “Special Meeting”) for the purpose of approving (i) the sale of substantially all of the assets of the Company pursuant to the Asset Purchase Agreement with Nuseed Nutritional US Inc., dated October 1, 2024 (the “Asset Sale Proposal”), (ii) the liquidation and dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the “Dissolution Proposal”), (iii) the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there were insufficient votes to approve the Asset Sale or the Dissolution, and (iv) an amendment to the Amended and Restated Certificate of Incorporation, as amended, to effect a decrease in the authorized shares of the Company's common stock from 150,000,000 to 2,000,000.
The Special Meeting was adjourned without any business being conducted due to lack of the necessary votes to approve the Asset Sale Proposal and the Dissolution Proposal. The Company has determined to keep the polls open and reconvene the Special Meeting on November 21, 2024, at 11 a.m., Eastern Time, in order to provide stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2024. At that time, the Special Meeting will be reconvened virtually at https://web.viewproxy.com/yten/2024/. The record date for the Special Meeting remains October 3, 2024. At the time the Special Meeting was adjourned, proxies had been submitted by stockholders representing approximately 59.9% of the shares of the Company’s common stock outstanding and entitled to vote. Proxies previously submitted in respect of the Special Meeting will be voted at the reconvened Special Meeting unless properly revoked, and stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote do not need to take any further action.

No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. The Company strongly encourages all of its stockholders to read the definitive proxy statement it filed with the SEC on October 16, 2024, and other proxy materials relating to the Special Meeting, which are available free of charge on the SEC’s website at www.sec.gov.
Management of the Company believes that approval of the Asset Sale Proposal and consummation of the transaction with Nuseed is the best alternative for stockholders of the Company to receive any consideration for their shares. If the Company is unable to consummate the transaction with Nuseed, it is unlikely that stockholders will receive any payment in the eventual dissolution of the Company. As such, stockholders are urged to vote their shares in favor of the Asset Sale Proposal as soon as possible.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Secured Promissory Note between the Company and Nuseed Nutritional US Inc. dated September 5, 2024
10.2	Amendment No. 1 to the Secured Promissory Note between the Company and Nuseed Nutritional US Inc. dated November 7, 2024
99.1	Press Release of Yield10 Bioscience, Inc. dated November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

November 12, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer